EXECUTION COPY


                           CNH EQUIPMENT TRUST 2001-A

                       4.035% CLASS A-1 ASSET BACKED NOTES
                   FLOATING RATE CLASS A-2 ASSET BACKED NOTES
                   FLOATING RATE CLASS A-3 ASSET BACKED NOTES
                       5.38% CLASS A-4 ASSET BACKED NOTES
                        5.73% CLASS B ASSET BACKED NOTES


                          CNH CAPITAL RECEIVABLES INC.

                             UNDERWRITING AGREEMENT
                             ----------------------

                                   May 9, 2001

Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
as Representative of the Several Underwriters
250 Vesey Street
World Financial Center
North Tower
New York, New York 10281-1310

Ladies and Gentlemen:

        1. Introductory. CNH Capital Receivables Inc., a Delaware corporation (the "Seller"), proposes to cause CNH Equipment Trust 2001-A
(the "Trust") to issue and sell $135,750,000 principal amount of 4.035% Class A-1 Asset Backed Notes (the "A-1 Notes"), $273,000,000 principal amount of Floating Rate Class A-2 Asset Backed Notes (the "A-2 Notes"), $170,000,000 principal amount of Floating Rate Class A-3 Asset Backed Notes (the "Underwritten A-3 Notes"), $161,900,000 principal amount of 5.38% Class A-4 Asset Backed Notes (the "Underwritten A-4 Notes" and, together with the A-1 Notes, the A-2 Notes and the Underwritten A-3 Notes, the "Underwritten A Notes") and $38,250,000 principal amount of 5.73% Class B Asset Backed Notes (the "B Notes"; together with the Underwritten A Notes, the "Underwritten Notes"), to the several underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representative (the "Representative").

                  Concurrently with the issuance and sale of the Underwritten Notes as contemplated herein, the Trust will issue (i) an additional $42,000,000 aggregate principal amount of Floating Rate Class A-3 Asset Backed Notes (the "Direct Purchase A-3 Notes" and, together with the Underwritten A-3 Notes, the "A-3 Notes") and (ii) an additional $58,850,000 aggregate principal amount of 5.38% Class A-4 Asset Backed Notes (the "Direct Purchase A-4 Notes" and, together with the Underwritten A-4 Notes, the "A-4 Notes"). Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as placement agent (the "Agent") for the Direct Purchase A-3 Notes and the Direct Purchase A-4 Notes (collectively, the "Direct Purchase Notes" and, together with the Underwritten Notes, the "Notes"). Merrill Lynch Bank USA Co. ("MLBUSA") will purchase the Direct Purchase A-3 Notes and the Direct Purchase A-4 Notes pursuant to a Note Purchase Agreement, dated May 9, 2001 (the "Note Purchase Agreement"), among the Seller, Case Credit and MLBUSA.

                  The assets of the Trust include, among other things, a pool of retail installment sale contracts and full payout leases (the "Receivables") secured by new or used agricultural, construction or other equipment and the related security interests in the equipment financed thereby. The Receivables were sold to the Trust by the Seller. The Receivables are serviced for the Trust by Case Credit Corporation, a Delaware corporation ("Case Credit"). Case Credit has appointed New Holland Credit Company, LLC, a Delaware limited liability company ("New Holland"), to act as subservicer of Receivables that were originated by New Holland (the "NH Receivables"). The Notes will be issued pursuant to the Indenture to be dated as of May 1, 2001 (as amended and supplemented from time to time, the "Indenture"), between the Trust and Bank One, National Association (the "Indenture Trustee").

                  Simultaneously with the issuance and sale of the Notes as contemplated in this Agreement, the Trust will issue Asset Backed Certificates (the "Certificates"), in an amount of $20,250,000 to the Seller. The Notes and the Certificates are sometimes referred to herein as the "Securities."

                  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Sale and Servicing Agreement to be dated as of May 1, 2001 (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Seller and Case Credit, as servicer, or, if not defined therein, in the Indenture or the Trust Agreement dated as of May 1, 2001 (as amended and supplemented from time to time, the "Trust Agreement"), between the Seller and The Bank of New York, as trustee (the "Trustee").

                2. Representations and Warranties. The Seller, and with respect to items (c), (d), (f), (g), (h), (i), (j), (k), (l), (m), (p), (r)
and (s) as they relate to Case Credit and/or New Holland, Case Credit, represents and warrants to, and agrees with, each Underwriter as of the date hereof and as of the Closing Date that:

               (a) The Seller meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-38040) on such Form, including a preliminary basic prospectus and a preliminary prospectus supplement for registration under the Act of the offering and sale of the Securities. The Seller may have filed one or more amendments thereto as may have been required to the date hereof, each of which amendments has been previously furnished to you. The Seller will next file with the Commission one of the following: (i) prior to the effectiveness of such registration statement, an amendment thereto (including the form of final basic prospectus and the form of final prospectus supplement relating to the Securities), (ii) after effectiveness of such registration statement, a final basic prospectus and a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b)(1) or (4) under the Act, or (iii) after the effectiveness of such registration statement, a final basic prospectus and a final prospectus supplement relating to the Securities in accordance with Rules 415 and 424(b)(2) or (5). In the case of clauses (ii) and (iii), the Seller has included in such registration statements, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the Rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus supplement, or such final prospectus supplement, shall include all Rule 430A Information, together with all other such required information with respect to the Securities and the offering thereof and, except to the extent that the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary basic prospectus and preliminary prospectus supplement that have previously been furnished to you) as the Seller has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                  For purposes of this Agreement, "Effective Time", means, with respect to the registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, are hereinafter referred to as the "Registration Statement." "Basic Prospectus" shall mean the prospectus referred to above contained in the Registration Statement at the Effective Date including any Preliminary Prospectus Supplement, as most recently revised or amended and filed with the Commission pursuant to Rule 424(b) or Rule 429. "Preliminary Prospectus Supplement" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Prospectus. "Prospectus" shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Securities, including the Basic Prospectus, included in the Registration Statement at the Effective Date. "Rule 430A Information" means information with respect to the Securities and the offering of the Securities permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, a Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, such Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                (b) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined below), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no representation or warranty as to the information contained in or omitted from the Registration Statement, the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Seller by any Underwriter through you specifically for use in connection with preparation of the Registration Statement, the Prospectus (or any supplement thereto), it being agreed that the only such information consists of the statements in the second and sixth paragraphs (concerning initial offering prices, concessions and reallowances) and in the fourth and eighth paragraphs (concerning overallotment, stabilizing transactions, syndicate covering transactions and penalty bids) under the heading "Underwriting" in the Prospectus Supplement. As of the Closing Date, the Seller's representations and warranties in the Sale and Servicing Agreement and the Trust Agreement will be true and correct in all material respects.

                (c) Each of Case Credit and the Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Case Purchase Agreement and, in the case of the Seller, the NH Purchase Agreement and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Trustee or the Indenture Trustee.

                (d) New Holland is validly existing as a limited liability company in good standing under the laws of the State of Delaware with power and authority to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to enter into and perform its obligations under the NH Purchase Agreement and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any NH Receivable unenforceable by the Seller, the Trustee or the Indenture Trustee.

                 (e) On the Closing Date, upon delivery thereof, the Liquidity Receivables Purchase Agreements, the Case Purchase Agreement, the NH Purchase Agreement, the Trust Agreement and the Sale and Servicing Agreement will have been duly authorized, executed and delivered by the Seller, and will be legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                (f) On the Closing Date, upon delivery thereof, the Case Liquidity Receivables Purchase Agreement, the Case Purchase Agreement, the Sale and Servicing Agreement and the Administration Agreement will have been duly authorized, executed and delivered by Case Credit and will be legal, valid and binding obligations of Case Credit enforceable against Case Credit in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                (g) On the Closing Date, upon delivery thereof, the NH Liquidity Receivables Purchase Agreement and the NH Purchase Agreement will have been duly authorized, executed and delivered by New Holland and will be legal, valid and binding obligations of New Holland enforceable against New Holland in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                (h) This Agreement has been duly authorized, executed and delivered by each of the Seller and Case Credit.

                (i) The execution, delivery and performance of this Agreement, the Liquidity Receivables Purchase Agreements, the Case Purchase Agreement, the NH Purchase Agreement, the Trust Agreement, the Administration Agreement, the Sale and Servicing Agreement and the other documents and certificates delivered in connection therewith (such agreements, documents and certificates, excluding this Agreement, being, collectively, the "Basic Documents"), as applicable, by Case Credit and the Seller, and the consummation of the transactions contemplated thereby, will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under, the certificate of incorporation or by-laws of Case Credit or the Seller or the limited liability agreement of New Holland or any material agreement or instrument to which Case Credit, New Holland or the Seller is a party or by which Case Credit, New Holland or the Seller is bound or to which any of the properties of Case Credit, New Holland or the Seller is subject.

                (j) The execution, delivery and performance of this Agreement and the Basic Documents, as applicable, by Case Credit, New Holland and the Seller, and the consummation of the transactions contemplated thereby, will not violate any statute, rule or regulation or any order of any governmental agency or body or any court having jurisdiction over Case Credit, New Holland or the Seller or any of their properties.

                (k) There are no actions, proceedings or investigations pending or threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Trust or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance by Case Credit, New Holland or the Seller, as applicable, of its obligations under, or the validity or enforceability of, this Agreement or the Basic Documents.

                (l) On the Closing Date, upon delivery thereof, each of the Case Assignment dated as of the Closing Date from Case Credit to the Seller and the assignments of Receivables from Case Credit to the Seller pursuant to the Case Liquidity Receivables Purchase Agreement has been duly authorized, executed and delivered by Case Credit.

                (m) On the Closing Date, upon delivery thereof, each of the NH Assignment dated as of the Closing Date from New Holland to the Seller and the assignments of Receivables from New Holland to the Seller pursuant to the NH Liquidity Receivables Purchase Agreement has been duly authorized, executed and delivered by New Holland.

                (n) When the Notes have been duly executed and delivered by the Trustee, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement and MLBUSA pursuant to the Note Purchase Agreement, the Notes will be duly issued and entitled to the benefits and security afforded by the Indenture, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                (o) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Basic Documents, except such as are required and have been or will be obtained and made on or prior to the Closing Date under the Securities Act and such as may be required under state securities laws.

                (p) Since March 31, 2001, there has not been any material adverse change in the business, results of operations, condition (financial or otherwise), prospects, or material properties or assets of the Seller, Case Credit, New Holland or Case Corporation.

                (q) The computer tape of the Receivables created as of April 30, 2001, and made available to the Representative by the Servicer, was complete and accurate in all material respects as of the date thereof and includes a description of the Receivables that are described in the Assignment.

                  (r) Any taxes, fees and other governmental charges that have been assessed and are known to the Seller, Case Credit or New Holland to be due in connection with the execution, delivery and issuance of the Basic Documents shall have been paid by the Seller, Case Credit or New Holland at or prior to the Closing Date (as defined in Section 3 hereof).

                (s) None of the Seller, Case Credit or New Holland is in violation of its certificate of incorporation or certificate of formation or limited liability company agreement, as applicable, or its by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated herein or on the Seller's, Case Credit's on New Holland's respective ability to perform its obligations under the Basic Documents.

                3. Purchase, Sale, and Delivery of the Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, the respective Classes of Underwritten Notes in the respective principal amounts and at the respective purchase prices set forth opposite the name of such Underwriter in Schedule I hereto. Delivery of and payment for the Underwritten Notes shall be made at the office of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 (or such other place as the Seller and the Representative shall agree), on May 22, 2001 (the "Closing Date"). Delivery of the Underwritten Notes shall be made against payment of the purchase price in immediately available funds drawn to the order of the Seller. The Notes to be so delivered will be initially represented by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances.

                4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers), as set forth in the Prospectus.

                5. Covenants of the Seller. The Seller covenants and agrees with each of the Underwriters that:


                (a) The Seller will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Notes, the Seller will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Seller has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Seller will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

                (b) The Seller will advise you promptly of any proposal to amend or supplement the Registration Statement as filed, or the related Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be withheld; the Seller will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Seller will also advise you promptly of the effectiveness of the Registration Statement and any amendment thereto, when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

                (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Seller promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission, or effect such compliance. Any such filing shall not operate as a waiver or limitation on any right of any Underwriter hereunder.

                (d) As soon as practicable, but not later than fourteen months after the original effective date of the Registration Statement, the Seller will cause the Trust to make generally available to Noteholders an earnings statement of the Trust covering a period of at least twelve months beginning after the Effective Date of the Registration Statement that will satisfy the provisions of Section 11(a) of the Act.

                (e) The Seller will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus (including the Preliminary Prospectus Supplement), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

                (f) The Seller will arrange for the qualification of the Notes for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

                (g) For a period from the date of this Agreement until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Seller will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee or the Indenture Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee or the Indenture Trustee.

                (h) So long as any of the Notes is outstanding, the Seller will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller filed with any government or regulatory authority which is otherwise publicly available, as you may reasonably request.

                (i) On or before the Closing Date, the Seller shall cause the computer records of the Seller and Case Credit relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date neither the Seller nor Case Credit shall take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

                (j) To the extent, if any, that the rating provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

                (k) For the period beginning on the date of this Agreement and ending seven days after the Closing Date, unless waived by the Underwriters, none of the Seller, Case Credit or any trust originated, directly or indirectly, by the Seller or Case Credit will offer to sell or sell notes (other than the Notes and commercial paper notes offered pursuant to Case Credit's existing asset-backed commercial paper program) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to retail agricultural or construction equipment installment sale contracts.

                (l) On or prior to each Subsequent Transfer Date, the Seller shall deliver to the Representative (i) a duly executed Subsequent Transfer Assignment including a schedule of the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date, (ii) a copy of the letter from a firm of independent nationally recognized certified public accountants to be delivered to the Trustee and the Indenture Trustee pursuant to
Section 2.2(b)(xv) of the Sale and Servicing Agreement, and (iii) a copy of the officer's Certificate delivered to the Indenture Trustee and the Trustee pursuant to Section 2.2(b)(xvi) of the Sale and Servicing Agreement.

                (m) The Seller will enter into, and will cause the Issuer to enter into, each Basic Document to which this Agreement and each Basic Document contemplates the Seller and/or the Issuer will be a party on or prior to the Closing Date.

                6        Payment of Expenses. The Seller will pay all expenses
 incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the fees of the Indenture Trustee and its counsel, (iii) the preparation, issuance and delivery of the Notes to the Underwriters, (iv) the fees and disbursements of Case Credit's and the Seller's counsel and accountants, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(f), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, (vii) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Notes, (viii) any fees charged by rating agencies for the rating of the Notes and (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

                7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Underwritten Notes will be subject to the accuracy of the representations and warranties on the part of Case Credit and the Seller herein, to the accuracy of the statements of officers of Case Credit and the Seller made pursuant to the provisions hereof, to the performance by Case Credit and the Seller of their respective obligations hereunder and to the following additional conditions precedent:

                (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date.

                (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

                (c) On or prior to the Closing Date, you shall have received a letter or letters, dated as of the date of the Closing Date, of Arthur Andersen & Co., independent public accountants, substantially in the form of the drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel.

                (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Seller, Case Credit, Case Corporation or CNH Global N.V. which, in the judgment of the Underwriters, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of Case Corporation or CNH Global N.V. on any exchange or in the over-the-counter market which, in the judgment of the Underwriters, makes it impractical or inadvisable to market the Notes; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

                (e) You shall have received an opinion or opinions of counsel to Case Credit and the Seller, addressed to you, as Representative of the several Underwriters, the Trustee and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

                (i) Each of Case Credit and the Seller is an existing corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Case Purchase Agreement and, in the case of the Seller, the NH Purchase Agreement and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Trustee or the Indenture Trustee.

                (ii) The direction by the Seller to the Trustee to authenticate the Certificates has been duly authorized by the Seller and, when the Certificates have been duly executed, authenticated and delivered by the Trustee in accordance with the Trust Agreement, the Certificates will be legally issued, fully paid and non-assessable subject to the obligations of the Seller under Section 2.10 of the Trust Agreement and entitled to the benefits of the Trust Agreement.

                (iii) The direction by Case Credit to the Indenture Trustee to authenticate the Notes has been duly authorized by Case Credit, and, when the Notes have been duly executed and delivered by the Trustee, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for by the Underwriters pursuant to this Agreement and MLBUSA pursuant to the Note Purchase Agreement, the Notes will be duly issued and entitled to the benefits and security afforded by the Indenture, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                (iv) The Liquidity Receivables Purchase Agreements, the Case Purchase Agreement, the NH Purchase Agreement, the Trust Agreement and the Sale and Servicing Agreement have been duly authorized, executed and delivered by the Seller, and are legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                (v) This Agreement has been duly authorized, executed and delivered by each of the Seller and Case Credit.

                (vi) The Case Liquidity Receivables Purchase Agreement, the Case Purchase Agreement, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized, executed and delivered by Case Credit and are legal, valid and binding obligations of Case Credit enforceable against Case Credit in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                (vii) The execution, delivery and performance of this Agreement and the Basic Documents, as applicable, by Case Credit and the Seller, and the consummation of the transactions contemplated thereby, will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under, the certificate of incorporation or by-laws of Case Credit or the Seller or any material agreement or instrument known to such counsel after due inquiry to which Case Credit or the Seller is a party or by which Case Credit or the Seller is bound or to which any of the properties of Case Credit or the Seller is subject.

                (viii) The execution, delivery and performance of this Agreement and the Basic Documents, as applicable, by Case Credit and the Seller, and the consummation of the transactions contemplated thereby, will not violate any statute, rule or regulation or, to such counsel's knowledge, any order of any governmental agency or body or any court having jurisdiction over Case Credit or the Seller or any of their properties.

                (ix) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge, threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Trust or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance by Case Credit or the Seller, as applicable, of its obligations under, or the validity or enforceability of, this Agreement or the Basic Documents.

                (x) Each of the Case Assignment dated as of the Closing Date from Case Credit to the Seller and the assignments of Case Receivables from Case Credit to the Seller pursuant to the Case Liquidity Receivables Purchase Agreement have been duly authorized, executed and delivered by Case Credit.

                (xi) Immediately prior to the transfer of the Receivables to the Trust, the Seller's interest in the Receivables, the security interests in the Financed Equipment securing the Receivables and the proceeds of each of the foregoing was perfected upon the execution and delivery of the Basic Documents and the filing of a UCC financing statement with the Secretary of State of the State of Illinois and constituted a perfected first priority interest therein. If a court concludes that the transfer of the Receivables from the Seller to the Trust is a sale, the interest of the Trust in the Receivables, the security interests in the Financed Equipment securing the Receivables and the proceeds of each of the foregoing will be perfected upon the execution and delivery of the Basic Documents and the filing of a UCC financing statement with the Secretary of State of the State of Illinois and will constitute a first priority perfected interest therein. If a court concludes that such transfer is not a sale, the

        Sale and Servicing Agreement constitutes a grant by the Seller to the Trust of a valid security interest in the Receivables, the security interests in the Financed Equipment securing the Receivables and the proceeds of each of the foregoing, which security interest will be perfected upon the execution and delivery of the Basic Documents and the filing of the UCC financing statement with the Secretary of State of the State of Illinois referred to above and will constitute a first priority perfected security interest therein. No filing or other action, other than the execution and delivery of the Basic Documents and the filing of the UCC financing statement with the Secretary of State of the State of Illinois referred to above, is necessary to perfect and maintain the interest or the security interest of the Trust in the Receivables, the security interests in the Financed Equipment securing the Receivables and the proceeds of each of the foregoing against third parties.

                (xii) Assuming that Case Credit's standard procedures have been followed with respect to the creation of the Case Receivables, Case Credit obtains from each Dealer either an absolute ownership interest or a security interest in the Case Receivables originated by that Dealer, which ownership or security interest (whichever it may be) is perfected and prior to any other interests that may be perfected only by possession of a Case Receivable or the filing of a financing statement in accordance with the UCC. Assuming that Case Credit's standard procedures with respect to the perfection of a security interest in the equipment financed by Case Credit pursuant to retail agricultural, construction or other equipment installment sale contracts in the ordinary course of Case Credit's business have been followed with respect to the perfection of security interests in the Financed Equipment, Case Credit has acquired either a perfected security interest in the Financed Equipment or a perfected security interest in the Case Receivables, which indirectly provides Case Credit with a security interest in the Financed Equipment that is perfected as against the obligor's creditors; provided, however, that such opinion need not address any equipment that is subject to a certificate of title statute.

                (xiii) The Indenture constitutes a grant by the Trust to the Indenture Trustee of a valid security interest in the Receivables, the security interests in the Financed Equipment securing the Receivables and the proceeds of each of the foregoing.

                (xiv) The security interest granted under the Indenture will be perfected upon the execution and delivery of the Basic Documents and the filing of a UCC financing statement with the Delaware Secretary of State and will constitute a first priority perfected security interest therein. No filing or other action, other than the execution and delivery of the Basic Documents and the filing of the UCC financing statement with the Delaware Secretary of State referred to above, is necessary to perfect and maintain the security interest of the Indenture Trustee in the Receivables, the security interests in the Financed Equipment securing the Receivables and the proceeds of each of the foregoing against third parties.

                (xv) The Receivables are chattel paper as defined in the UCC.

                (xvi) The Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Interest Rate Swap Agreements and the Purchase Agreements conform in all material respects with the description thereof contained in the Prospectus and any supplement thereto.

                (xvii) The statements in the Basic Prospectus under the headings "Summary of Terms--Legal Investment", "Risk Factors-Possible liability for third party claims may cause payment delays or losses", "Legal Aspects of the Receivables" and "Legal Investment", to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

                (xviii) The statements contained in the Prospectus and any supplement thereto under the headings "Description of the Notes", "Description of the Certificates", "Administration Information About the Securities" and "Description of the Transaction Agreements", insofar as such statements constitute a summary of the Notes, the Certificates, the Indenture, the Administration Agreement, the Sale and Servicing Agreement, the Interest Rate Swap Agreements and the Trust Agreement, fairly present the matters referred to therein.

                (xix)    No consent, approval, authorization or order of, or

         filing with, any  governmental  agency or body or any court is required for the  consummation  of the  transactions  contemplated  by this Agreement, the Interest Rate Swap Agreements or the Basic Documents, except such as are required and have been obtained and made under the Securities Act and such as may be required under state securities laws (it being understood that this opinion will
         be  given  only  with  respect  to  such   consents,   approvals,
         authorizations, orders and filings that, in such counsel's experience, are customarily applicable in transactions of the type contemplated by this Agreement, the Interest Rate Swap Agreements and the Basic Documents).

                (xx) The Trust Agreement is not required to be qualified under the Trust Indenture Act and the Trust is not required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                (xxi) The Indenture has been duly qualified under the Trust Indenture Act.

                (xxii) The Seller is not, and will not as a result of the offer and sale of the Notes as contemplated in the Prospectus and this Agreement or as a result of the issuance of the Certificates become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act.

                (xxiii) The Registration Statement has become effective under the Act, any required filing of the Basic Prospectus, any preliminary Basic Prospectus, any Preliminary Prospectus Supplement and the Prospectus and any supplements thereto pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of the Closing Date (in the case of the Registration Statement) and as of their respective issue dates (in the case of the Prospectus and each supplement thereto), complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

                (xxiv) The Trust has been duly formed and is validly existing as a statutory business trust under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Interest Rate Swap Agreements, the Notes and the Certificates.

                (xxv) The Indenture, the Sale and Servicing Agreement, the Interest Rate Swap Agreements and the Administration Agreement have been duly authorized and, when duly executed and delivered by the Trustee, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                  The opinions of counsel to Case Credit and the Seller shall also state that such counsel has examined various documents and participated in conferences with representatives of Case Credit, the Seller, their counsel and their accountants and with representatives of the Underwriters, at which time the contents of the Registration Statement and the Prospectus and related matters were discussed. However, except as specifically noted above, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus. Subject to the foregoing, such counsel shall advise you that no facts have come to their attention that cause them to believe that the Registration Statement or the Prospectus, at the Closing Date, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make (x) the statements in the Registration Statement not misleading and (y) the statements in the Prospectus not misleading in the light of the circumstances under which they were made (in each case except for the financial statements and related schedules or other financial or statistical data included or incorporated by reference therein, as to which such counsel will not be called upon to express a belief).

                  Such counsel shall also opine as to such other matters as the Underwriters may reasonably request.

        (f) You shall have received an opinion or opinions of counsel to New Holland, addressed to you, as Representative of the several Underwriters, the Trustee and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

                (i) New Holland is an existing limited liability company in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to enter into and perform its obligations under the NH Purchase Agreement and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any NH Receivable unenforceable by the Seller, the Trustee or the Indenture Trustee.

                (ii) The NH Liquidity Receivables Purchase Agreement and the NH Purchase Agreement have been duly authorized, executed and delivered by New Holland, and are legal, valid and binding obligation of New Holland enforceable against New Holland in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                (iii) The execution, delivery and performance of the NH Purchase Agreement by New Holland, and the consummation of the transactions contemplated thereby, will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under, the limited liability company agreement of New Holland or any material agreement or instrument known to such counsel after due inquiry to which New Holland is a party or by which New Holland is bound or to which any of the properties of New Holland is subject.

                (iv) The execution, delivery and performance of the NH Purchase Agreement by New Holland, and the consummation of the transactions contemplated thereby, will not violate any statute, rule or regulation or, to such counsel's knowledge, any order of any governmental agency or body or any court having jurisdiction over New Holland or any of its properties.

                (v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge, threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the NH Purchase Agreement, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the NH Purchase Agreement or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance by New Holland of its obligations under, or the validity or enforceability of the NH Purchase Agreement.

                (vi) Each of the NH Assignment dated as of the Closing Date from New Holland to the Seller and the assignments of NH Receivables from New Holland to the Seller pursuant to the NH Liquidity Receivables Purchase Agreement have been duly authorized, executed and delivered by New Holland.

                (vii) Assuming that New Holland's standard procedures have been followed with respect to the creation of the NH Receivables, New Holland obtains from each Dealer either an absolute ownership interest or a security interest in the NH Receivables originated by that Dealer, which ownership or security interest (whichever it may be) is perfected and prior to any other interests that may be perfected only by possession of an NH Receivable or the filing of a financing statement in accordance with the UCC. Assuming that New Holland's standard procedures with respect to the perfection of a security interest in the equipment financed by New Holland pursuant to retail agricultural, construction or other equipment installment sale contracts in the ordinary course of New Holland's business have been followed with respect to the perfection of security interests in the Financed Equipment securing the NH Receivables, New Holland has acquired either a perfected security interest in such Financed Equipment or a perfected security interest in the NH Receivables, which indirectly provides New Holland with a security interest in such Financed Equipment that is perfected as against the obligor's creditors; provided, however, that such opinion need not address any equipment that is subject to a certificate of title statute.

                 (viii) The NH Receivables are chattel paper as defined in the UCC.

                (ix) Upon the filing of UCC financing statements with the Secretary of State of the Commonwealth of Pennsylvania and the county prothonotary of Lancaster County, Pennsylvania, the security interest in the NH Receivables, the Financed Equipment securing the NH Receivables and the proceeds of each of the foregoing granted by New Holland to the Seller under the NH Purchase Agreement will be perfected under the UCC and will constitute a first priority perfected security interest in the NH Receivables, the Financed Equipment securing the NH Receivables and the proceeds of each of the foregoing.

                  Such counsel shall also opine as to such other matters as the Underwriters may reasonably request.

                (g) You shall have received an opinion of Mayer, Brown & Platt, special Illinois tax counsel for the Trust, addressed to you, as Representative of the several Underwriters, and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that the statements in the Basic Prospectus under the headings "Illinois State Tax Consequences" and in the Prospectus Supplement under the heading "Summary of Terms -- Tax Status" (to the extent relating to Illinois tax consequences), accurately describe the material Illinois tax consequences to holders of the Securities. Mayer, Brown & Platt, in its capacity as special Illinois counsel to Case Credit and the Seller, shall have delivered an opinion with respect to the perfection and priority of the respective interests of the Seller and the Trust in the Receivables under Illinois Law.

                (h) You shall have received an opinion of Ballard Spahr Andrews & Ingersoll, LLP, special Pennsylvania tax counsel for the Trust, addressed to you, as Representative of the several Underwriters, and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

                (i) You shall have received an opinion addressed to you, as Representative of the several Underwriters, of Mayer, Brown & Platt, in its capacity as Federal tax and ERISA counsel for the Trust, to the effect that the statements in the Basic Prospectus under the heading "U.S. Federal Income Tax Consequences" and in the Prospectus Supplement under the heading "Summary of Terms -- Tax Status" (to the extent relating to Federal income tax consequences) accurately describe the material Federal income tax consequences to holders of the Securities, and the statements in the Basic Prospectus under the heading "ERISA Considerations," and in the Prospectus Supplement under the headings "Summary of Terms -- ERISA Considerations" and "ERISA Considerations," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under ERISA.

                (j) You shall have received from Sidley Austin Brown & Wood LLP, in its capacity as counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Notes and such other related matters as you may reasonably require, and Case Credit and the Seller shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                (k) You shall have received an opinion or opinions addressed to you, as Representative of the several Underwriters, Case Credit and the Seller of counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

                (i) The Indenture Trustee is a national banking association duly organized and validly existing and in good standing under the laws of the United States of America, and has full power and authority to execute, deliver and perform its obligations under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

                (ii) Each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement has been duly authorized, executed and delivered by the Indenture Trustee.

                (iii) Each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Trust Estate and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws affecting the enforcement of creditors' rights generally, and the rights of creditors of national banking associations, and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (iv) No authorizations, consents or approvals of, notice to or filing with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the State of Illinois governing the banking or trust powers of the Indenture Trustee is required for the execution, delivery or performance by the Indenture Trustee of each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

                (v) The Notes have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

                (vi) Neither the execution, delivery or performance by the Indenture Trustee of the Indenture, the Sale and Servicing Agreement and the Administration Agreement nor the compliance with the terms and provisions thereof, nor the performance of its obligations thereunder, conflicts or results in a breach of or constitutes a default under any of the terms, conditions or provisions of any law, government rule or regulation of the United States or the State of Illinois governing the banking or trust powers of the Indenture Trustee or the Charter or By-Laws of the Indenture Trustee or, to such counsel's knowledge, any order, writ, injunction or decree of any court or governmental authority against the Indenture Trustee or by which it or any of its properties is bound or, to such counsel's knowledge, any indenture, mortgage or contract or other agreement or instrument to which the Indenture Trustee is a party or by which it or any of its properties is bound, or results in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any agreement or instrument, except encumbrances and security interests contemplated by the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

                (vii) There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened against the Indenture Trustee before any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau or governmental agency or instrumentality, or arbitrator which would, if adversely determined, affect in any material respect the consummation, validity or enforceability against the Indenture Trustee of any of the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

                (l) You shall have received an opinion addressed to you, as Representative of the several Underwriters, Case Credit and the Seller of counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

                (i) The Trustee is duly incorporated, validly existing in good standing as a banking corporation under the laws of the State of New York.

                (ii) The Trustee has power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.

                (iii) The Trust Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee, in accordance with its terms.

                (iv) Neither the execution or delivery by the Trustee of the Trust Agreement nor the consummation by the Trustee of any of the transactions contemplated thereby nor compliance by the Trustee with the terms or provisions of the Trust Agreement will violate any New York or United States federal law, rule or regulation governing the banking or trust powers of the Trustee or the Trustee's certificate of incorporation or by-laws or require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under the laws of the State of New York or the United States governing the banking trust powers of the Trustee.

                (v)      There are no actions, suits or proceedings pending or,

        to the best of such counsel's knowledge without independent investigation, threatened against the Trustee before any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau or governmental agency or instrumentality, or arbitrator which would, if adversely determined, affect in any material respect the consummation, validity or enforceability against the Trustee of the Trust Agreement.

                  You shall also have received an opinion addressed to you, as Representative of the several Underwriters, Case Credit and the Seller of counsel to The Bank of New York (Delaware), as Delaware Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, covering such matters as you and your counsel may reasonably request.

                (m) You shall have received an opinion addressed to you, as Representative of the several Underwriters, Case Credit and the Seller of, Richards, Layton & Finger, special Delaware counsel to the Trust, dated the Closing Date, subject to customary qualifications, exceptions and assumptions, and satisfactory in form and substance to you and your counsel, substantially to the effect that:

                (i) The Trust has been duly formed and is validly existing in good standing as a business trust under the laws of the State of Delaware.

                (ii) The Trust has the power and authority, pursuant to the Trust Agreement and the laws of the State of Delaware, to execute, deliver and perform its obligations under the Basic Documents to which it is a party, and has duly authorized the Trustee to execute and deliver such Basic Documents.

                (iii) The Certificates have been validly issued and are entitled to the benefits of the Trust Agreement.

                (iv) The Trust Agreement is a legal, valid and binding obligation of the Depositor and the Trustee, enforceable against the Depositor and the Trustee, in accordance with its terms.

                (v) To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware, (the "DELUCC"), is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by the Indenture in the Collateral (as defined in the Indenture) has been duly created and has attached, upon the filing of the Financing Statement with the Secretary of State, the Indenture Trustee will have a perfected security interest in that portion of the Collateral that consists of general intangibles, accounts or chattel paper (as such terms are defined in the DELUCC) and the proceeds thereof and such security interest will be prior to any other security interest granted by the Trust that is perfected solely by the filing of financing statements under the DELUCC, excluding purchase money security interests underss.9-312 of the DELUCC and temporarily perfected security interests in proceeds underss.9-306 of the DELUCC. No refiling or other action is necessary under the DELUCC in order to maintain the perfection of such security interest except for the filing of continuation statements at five year intervals. To the extent the DELUCC applies, the Receivables (in the form attached as an exhibit to such opinion) are "chattel paper" as defined in
        Section 9-105(1)(b) of the DELUCC.

                (vi) Under the Delaware Business Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

                (n) You shall have received an opinion or opinions of counsel to the Class A-2 Counterparty, addressed to you, as Representative of the several Underwriters, and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

        (o) You shall have received an opinion or opinions of counsel to the Class A-3 Counterparty, addressed to you, as Representative of the several Underwriters, and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

                (p) You, as Representative of the several Underwriters, shall have received copies of any opinions of counsel to Case Credit and the Seller supplied to the Rating Agencies. Any such opinions shall be dated the Closing Date and addressed to you, as Representative of the several Underwriters, or accompanied by reliance letters addressed to you, as Representative of the several Underwriters.

                (q) You shall have received certificates dated the Closing Date of any two of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each of Case Credit, the Seller and the Servicer in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of each of Case Credit and the Seller contained in the Trust Agreement, the Liquidity Receivables Purchase Agreements, the Case Purchase Agreement, the NH Purchase Agreement and the Sale and Servicing Agreement, as applicable, are true and correct in all material respects, that each of Case Credit and the Seller, has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) since
March 31, 2001 except as may be disclosed in the Prospectus or, in the case of Case Credit or Case Corporation, as may be disclosed publicly by Case Credit or Case Corporation prior to the Execution Time, no material adverse change in or affecting particularly the business or properties of the Trust, the Seller, the Servicer, Case Credit or Case Corporation has occurred.

                (r) You shall have received certificates dated the Closing Date of any two of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of New Holland in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of New Holland contained in the NH Liquidity Receivables Purchase Agreement and the NH Purchase Agreement are true and correct in all material respects, that New Holland has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, and (ii) since March 31, 2001 except as may be disclosed in the Prospectus or as may be disclosed publicly by New Holland prior to the Execution Time, no material adverse change in or affecting particularly the business or properties of New Holland has occurred.

        (s) You shall have received evidence satisfactory to you that, on or before the Closing Date:

                (i) UCC financing statements have been or are being filed in the respective offices of the Secretary of State of the Commonwealth of Pennsylvania and the county prothonotary of Lancaster County, Pennsylvania reflecting the transfer of the interest of New Holland in the NH Receivables and the proceeds thereof to the Seller; and

                (ii) UCC financing statements have been or are being filed in the office of the Secretary of State of the States of Illinois and Delaware reflecting the transfer of the interest of Case Credit in the Case Receivables and the proceeds thereof to the Seller, and the transfer of the interest of the Seller in the Receivables and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Receivables and the proceeds thereof to the Indenture Trustee.

                (t) The A-1 Notes shall have been rated A-1+ and P-1, the A-2 Notes, the A-3 Notes and the A-4 Notes shall have been rated AAA and Aaa, and the Class B Notes shall have been rated A and A3 by Standard & Poor's Ratings Services and Moody's Investors Service, Inc., respectively.

                 (u) The issuance of the Notes and the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Seller.

                (v) On the Closing Date, the Certificates shall have been issued to the Seller.

                (w) On the Closing Date, the Direct Purchase Notes shall have been duly executed, authenticated and delivered pursuant to the Note Purchase Agreement.

                (x) The Seller will provide or cause to be provided to you, as Representative of the several Underwriters, such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

                The documents required to be delivered by this Section 7 will be delivered at the office of counsel for Case Credit and the Seller, at 190 South LaSalle Street, Chicago, Illinois 60603, on the Closing Date.

                8. Indemnification and Contribution. (a) The Seller and Case Credit will, jointly and severally, indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary Basic Prospectus, Preliminary Prospectus Supplement, Basic Prospectus or the Prospectus or any amendment or supplement thereto or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller or Case Credit; and

                (iii) against any and all expense whatsoever (including, subject to Section 8(c) hereof, the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Seller, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Seller within the meaning of Section 15 of the Act and Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Seller by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such preliminary Basic Prospectus, Preliminary Prospectus Supplement, Basic Prospectus or the Prospectus or any amendment or supplement thereto.

                  (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In any proceeding hereunder any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by the Representative and any such separate firm for Case Credit and the Seller, the directors of Case Credit and the Seller, the officers of Case Credit and the Seller who sign the Registration Statement and such control persons of Case Credit and the Seller or authorized representatives shall be designated in writing by Case Credit and the Seller. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 8 is for any reason held to be unavailable other than in accordance with its terms, the Seller, Case Credit and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and one or more of the Underwriters, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount and commissions appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Seller and Case Credit are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Seller, each officer of the Seller who signed the Registration Statement, and each person, if any, who controls the Seller within the meaning of Section 15 of the Act shall have the same rights to contribution as the Seller. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Underwritten Notes purchased by it hereunder.

                9. Defaults of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Underwritten Notes hereunder on the Closing Date and arrangements satisfactory to the Representative and the Seller for the purchase of such Underwritten Notes by other persons are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Seller, except as provided in Section 11 and except that, if the aggregate principal amount of Underwritten Notes which the defaulting Underwriter or Underwriting agreed but failed to purchase shall be 10% or less of the aggregate principal amount of all the Underwritten Notes set forth in Schedule I hereto, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate principal amount of Underwritten Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Underwritten Notes set forth opposite the names of all the remaining Underwriters) the Underwritten Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                10. No Bankruptcy Petition. Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.
11. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller and Case Credit or any of their officers and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation or statement as to the results thereof made by or on behalf of any Underwriter or of the Seller or any of their respective representatives, officers or directors or any controlling person, and (iii) delivery of and payment for the Underwritten Notes. If for any reason the purchase of the Underwritten Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 6 and the respective obligations of the Seller and the Underwriters pursuant to Section 8 shall remain in effect. If for any reason the purchase of the Underwritten Notes by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii),
(iv) or (v) of Section 7(d)), the Seller will reimburse any Underwriter, upon demand, for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Notes. Nothing contained in this Section 11 shall limit the recourse of the Seller against the Underwriters.

                12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the Several Underwriters, 250 Vasey Street, World Financial Center, North Tower, New York, New York 10281-1310, Attention: Corporate and Institutional Client Group, with a copy of any notice pursuant to Section 8(c) to: Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the Several Underwriters, 250 Vesey Street, World Financial Center, North Tower, New York, New York 10281-1310, Attention: Legal Department; if sent to the Seller, will be mailed, delivered or telegraphed, and confirmed to it at CNH Capital Receivables Inc., 100 South Saunders Road, Lake Forest, IL 60045, Attention:
Treasurer; or, if sent to Case Credit, will be mailed, delivered or telegraphed and confirmed to it at Case Credit Corporation, 233 Lake Avenue, Racine, Wisconsin 53403, Attention: Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

                13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligations hereunder. No purchaser of Notes from any Underwriter shall be deemed to be a successor of such Underwriter merely because of such purchase.

                14. Representation. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.

                15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                16. Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                             Underwriting Agreement
                                 Signature Page


                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Seller, Case Credit and the several Underwriters in accordance with its terms.


                              Very truly yours,

                              CNH CAPITAL RECEIVABLES INC.,



                              By:    /s/  Brian J. O'Keane
                                    -------------------------------------------
                                     Name:  Brian J. O'Keane
                                     Title: Assistant Treasurer


                              CASE CREDIT CORPORATION,



                               By:   /s/ Brian J. O'Keane
                                     ------------------------------------------
                                      Name:  Brian J. O'Keane
                                      Title: Assistant Treasurer

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the
date first written above.

MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED
on behalf of itself and as Representative of the several Underwriters,



By:  /s/ Anthony Witkowsky
    ------------------------------------
      Name:   Anthony Witkowsky
      Title:  Director

                                   SCHEDULE I


                           CNH EQUIPMENT TRUST 2001-A

                 OFFERED SECURITY             PRINCIPAL AMOUNT          PRICE

A-1 Notes
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated                    $22,625,000           99.90500%
Banc of America Securities LLC                  $22,625,000           99.90500%
Deutsche Banc Alex. Brown Inc.                  $22,625,000           99.90500%
J.P. Morgan Securities Inc.                     $22,625,000           99.90500%
Salomon Smith Barney Inc.                       $22,625,000           99.90500%
SG Cowen Securities Corporation                 $22,625,000           99.90500%


A-2 Notes
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated                    $45,500,000           99.87500%
Banc of America Securities LLC                  $45,500,000           99.87500%
Deutsche Banc Alex. Brown Inc.                  $45,500,000           99.87500%
J.P. Morgan Securities Inc.                     $45,500,000           99.87500%
Salomon Smith Barney Inc.                       $45,500,000           99.87500%
SG Cowen Securities Corporation                 $45,500,000           99.87500%


Underwritten A-3 Notes
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated                    $28,335,000           99.78500%
Banc of America Securities LLC                  $28,333,000           99.78500%
Deutsche Banc Alex. Brown Inc.                  $28,333,000           99.78500%
J.P. Morgan Securities Inc.                     $28,333,000           99.78500%
Salomon Smith Barney Inc.                       $28,333,000           99.78500%
SG Cowen Securities Corporation                 $28,333,000           99.78500%


Underwritten A-4 Notes
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated                    $26,985,000           99.75456%
Banc of America Securities LLC                  $26,983,000           99.75456%
Deutsche Banc Alex. Brown Inc.                  $26,983,000           99.75456%
J.P. Morgan Securities Inc.                     $26,983,000           99.75456%
Salomon Smith Barney Inc.                       $26,983,000           99.75456%
SG Cowen Securities Corporation                 $26,983,000           99.75456%

B Notes
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated                     $19,125,000          99.63531%
Salomon Smith Barney Inc.                        $19,125,000          99.63531%